EXHIBIT 10.e

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of July 1, 1997, between And Justice for All, Inc., a Florida corporation (the "Company"), with a principal place of business at 1500 NW 62nd Street, Suite 404, Ft. Lauderdale, FL 33309, and Brett Merl, an individual (the "Executive"), whose address is 10213 Vestal Court, Coral Springs, Florida 33071.

                              PRELIMINARY STATEMENT:

         The Company is engaged in the "Business" (as defined in Section 6(h), below); the Executive has experience and expertise in the Business; the Company wishes to employ the Executive and the Executive wishes to be employed by the Company, all subject to the terms, conditions and covenants contained herein. The Company has established a valuable reputation of expertise and goodwill in the Business; the Executive, has and will become familiar with, and currently possesses, the manner, methods, trade secrets and other confidential information pertaining to the Business, including the Company's customers and referral base.

         NOW, THEREFORE, in consideration of the mutual covenants and premises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. EMPLOYMENT. The Company hereby employs the Executive, and the Executive hereby accepts such employment, all upon the terms and conditions set forth herein. The above Preliminary Statement is true and correct, and is incorporated herein by reference.

         2. AUTHORITY AND POWER DURING EMPLOYMENT PERIOD.

                  (a) The Executive shall serve as the CHIEF EXECUTIVE OFFICER of the Company, with such duties, authority, and responsibilities as are commensurate with such position. By his execution hereof the Executive accepts such duties, authority, and responsibilities. In exercising his duties and responsibilities hereunder, the Executive shall have all the power and authority necessary to fulfill and discharge his duties and responsibilities hereunder and shall abide by any lawful directions given by the Board of Directors of the Company or its Chief Executive Officer or President. Notwithstanding the foregoing, the Executive shall not, in connection with his employment hereunder, cause or permit the Company or any of its subsidiaries to enter into any agreement, commitment or arrangement with, or pay any fees or other amounts to any person not dealing at arm's length with the Executive without first disclosing the nature of such relationship to the President or Chief Executive Officer of the Company and obtaining the prior written approval of the President or Chief Executive Officer to any such agreement, commitment, arrangement or payment. The Executive shall be responsible for such additional duties

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commensurate with his position may be reasonably determined by the President or
Chief Executive Officer of the Company from time to time.

                  (b) During the term of his employment hereunder, the Executive shall devote substantially all of his working time and attention to such duties as set forth in Section 3(a), and the Executive shall faithfully and diligently serve and endeavor to further the interests of the Company and otherwise to discharge his obligations under this Agreement. This provision shall not be construed to prevent the Executive from devoting reasonable time to civic and charitable organizations, or from attending to his own affairs, so long as the same do not interfere with the performance of his duties for the Company.

         3. TERM. The Term of employment hereunder will commence on the date hereof (the "Start Date") and end on July 1, 2000 (the "Term"). The Term shall automatically renew for successive three year renewal terms after its expiration, unless either party gives the other at least 12 months' prior written notice of non-renewal prior to the then scheduled expiration of the Term hereof. All provisions of the Agreement shall remain in effect during renewals of the Term, and references to the "Term" herein shall be deemed to refer to renewals of the Term.

         4. COMPENSATION AND BENEFITS.

                  (a) SALARY. The Executive shall be paid a base salary (the "Base Salary"), payable in accordance with the Company's customary payroll policies or at such other intervals as may from time to time be used by the Company for paying its employees generally, at an annual rate of ONE HUNDRED TWENTY FIVE THOUSAND Dollars ($125,000.00) subject to annual increases, but not decreases, in such compensation at the discretion of the Board of Directors, such increases to take effect with each renewal of the Term hereunder, and provided, however, that the minimum annual increase in Base Salary shall be at least equal to the greater of (i) 20 percent, or (ii) the percentage increase over the preceding year in the US Consumer Price Index (as published by the Department of Labor, All Items).

                  (b) PERFORMANCE-BASED BONUS. As additional compensation, the Executive may be entitled to receive a performance-based bonus (the "Bonus"), payable annually. The Executive's bonus shall be paid from the Company's Senior Executive Bonus Pool, which shall be calculated after the Company's annual audited financial statements are prepared, as an amount equal to 20% of the Company's pre tax income for the preceding year, as reflected in such annual audited financial statements. The Executive shall be entitled to a share of 33 1/3% of the such amount in the Senior Executive Bonus Pool. The Bonus shall be payable promptly after the Company's audited financial statements are prepared. In the event that the Term shall be terminated (or shall fail to be renewed) after the end of the fiscal year and before the Bonus is paid, such Bonus shall nonetheless be payable when the audited financial statements are prepared as aforesaid. In the event that the Term shall be terminated (or shall fail to be renewed) during a fiscal year, then the Bonus shall be computed based on the financial

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results of the Company during such fiscal year through the end of the last calendar month immediately preceding such termination, and shall be paid promptly after such calculation is made.

                  (c) EXECUTIVE BENEFITS. The Executive shall be entitled to participate in any and all benefit programs of the Company.

                  (d) VACATION. During each Fiscal Year, the Executive shall be entitled to two (2) weeks of vacation time and the Executive shall utilize such vacation time as the Executive from time to time may determine as appropriate with regard to the operations of the Company.

                  (e) BUSINESS EXPENSE REIMBURSEMENT. The Executive shall be entitled to receive reimbursement for all reasonable, out-of-pocket expenses incurred by him during the Term of his employment (in accordance with any policies and procedures reasonably established by the Company) in connection with the proper and efficient discharge of his duties hereunder, provided the Executive properly accounts therefor by providing the Company with statements and vouchers in form reasonably satisfactory to the Company.

         5. TERMINATION OF EMPLOYMENT AND SEVERANCE.

                  (a) The Company shall be entitled to terminate Executive's employment at any time:

                           (i) for any reason other than for "Cause", (as that term is defined below), upon the giving of one hundred eighty (180) days' prior written notice of termination, provided, however, that in the event of termination without Cause, the Company shall be liable to pay the Executive, Base Salary for a period equal to the greater of (I) the remaining period of the Term then in effect, or (II) two years after termination, such Base Salary to be payable in accordance with the Company's customary payroll policies (free and clear of any and all offsets, defenses and counterclaims) and with continued benefits during the applicable period in which the severance payments are made (and in the event that the Executive's participation in any such benefit plans or programs is prohibited by the terms thereof, then the Company shall arrange to provide the Executive with benefits, at its sole expense, substantially similar to those to which the Executive is entitled under such benefit plans and programs), provided that no Bonuses shall be payable in respect of the period during which such severance payments are made (Executive's entitlement to severance pay shall not be affected by any subsequent re-employment of the Executive); or

                           (ii) for "Cause" without severance pay or benefits.

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                  (b) The Executive may terminate his employment with the
Company by giving notice of such termination to the Company, at any time upon the Company's material breach hereunder or within one year after Executive acquires actual knowledge, or receives notice from the Company, of a Change in Control of the Company; in which case the Company shall deliver to the Executive upon termination full payment of the "Parachute Payment," as provided in Section 5(e) below. For purposes hereof, a "Change in Control" shall mean if there is any change in the beneficial ownership or title to voting securities of the Company (other than pursuant to transfers among present shareholders of the Company or underwritten public offerings of the Company's securities) representing more than 33 1/3% of the combined voting power of the Company's securities outstanding on the date of this Agreement, or a person not a shareholder of the Company on the date hereof acquires the power to elect a majority of the Board of Directors of the Company.

                  (c) DEATH. In the event of the Executive's death, the Executive's designated beneficiary, or, in the absence of such designation, the estate or other legal representative of the Executive, shall be entitled to all accrued Base Salary through the date of Death, and an additional payment to the Executive's estate equal to six months Base Salary.

                  (d) DISABILITY. In the event of the Executive's "Disability," as defined below, the Company may terminate employment of the Executive hereunder without any further obligations, except as expressly set forth in this
Section 5. In the event of termination due to the Executive's Disability, the Executive shall be entitled to receive the Executive's salary at the annual rate in effect immediately prior to the commencement of Disability, for a period of not less than 180 days from the date on which the Disability has commenced as provided below. Any amounts provided for in this Section 5(d) shall be offset by other long-term disability benefits provided to the Executive by the Company, if any. "Disability," for the purposes of this Agreement, shall be deemed to have occurred, at the Board of Directors' option, in the event the Executive, by reason of mental or physical disability or illness, is unable to perform his duties as described in Section 2 for a period (the "Period of Disability") of more than 180 days in any one employment year, upon the Board of Directors giving the Executive at least 30 days' written notice of its intention to so terminate, and if the Executive is able to return to work full time before the expiration of this 30 day period, then the Executive shall not be subject to termination for Disability hereunder. Termination due to Disability shall be deemed to have occurred upon the first day of the month following the determination of Disability as defined in the preceding sentence.

                  (e) PARACHUTE PAYMENT. If the Executive's employment is terminated due to (i) the occurrence of a Change of Control of the Company; or
(ii) the termination by the Executive of his employment with the Company as a result of the Company's material breach hereof, then in any such event (an "Event of Termination"), then (A) the Company shall pay to the Executive in a lump sum payment (a "Parachute Payment") on the effective date of the

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termination of the Executive's Employment (the "Termination Date") an amount equal to the sum of three times the Executive's annualized includible compensation for the base period, as such may be defined in /section/ 280G of the Internal Revenue code of 1986, as amended (or the regulations promulgated thereunder) (the "Code") minus one dollar (it being the intent of this provision that the Executive receive the maximum compensation payable under the Code in such circumstances that is deductible to the Company and which does not trigger the excise tax contemplated by the Code for excess parachute payments); and (B) the Company shall maintain in full force and effect, at the Company's sole expense (pursuant to waiver of COBRA premiums or otherwise) and for the Executive's continued benefit until one year after the Termination Date all life insurance, medical, health and accident, and disability plans and similar arrangements in which the Executive was entitled to participate immediately prior to the Event of Termination. In the event that the Executive's participation in any such plan or program is barred by the plans or programs, the Company shall arrange to provide the Executive with benefits, at the Company's sole expense, substantially similar to those to which the Executive is entitled under such plans and programs. The Executive shall not be required to mitigate the amount of any payment provided for in this Section by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section be reduced by any compensation earned by the Executive as the result of employment by another employer after the Termination Date or otherwise; however, the Executive shall have the right (but not the obligation) to voluntarily reduce the consideration payable to him upon a Change in Control, in any manner the Executive may elect by written notice to the Company.

                  (f) TERMINATION BY THE COMPANY FOR CAUSE.

                           (i) Nothing herein shall prevent the Company from terminating the Executive's employment for "Cause", as defined below. In the event of termination for Cause, the Executive shall continue to receive salary only for the period ending with the date of such termination as provided in this Section 5(f), and any Bonus accruing in respect of net pre tax income of the Company prior to the termination as provided in Section 4(b). Any rights and benefits the Executive may have in respect of any other compensation shall be determined in accordance with the terms of such other compensation arrangements or such plans or programs.

                           (ii) "Cause" shall mean: For purposes of this Agreement, "cause" and "for cause" shall mean (A) any intentional breach of the Executive's fiduciary duty to the Company that is intended to cause, and actually causes, material injury to the Company's business or business relationships; (B) the Executive's breach under this Agreement that causes material damage to the Company;
         (C) the Executive's gross negligence in the performance of his duties that materially adversely affects the Company; and (D) conviction of a felony; provided, however, that (1) the Company shall give the Executive notice of any circumstances described in (B) or (C), above, which notice shall describe such circumstances in reasonable detail, and (2) no "cause" for termination shall be

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         deemed to exist if the Executive shall remedy or cure the relevant circumstances within 10 days from his receipt of such notice. Termination for cause under clause (B) or (C) shall be effective on the 2nd business day after receipt by the Executive of a further written notice from the Company, following expiration of the 10-day cure period as aforesaid; provided the Executive has not previously cured the event of cause; and termination for cause under (A) or (D) shall be effective immediately upon receipt by the Executive of written notice of termination. The determination of whether "Cause" for terminating Executive's employment exists may only be made at a meeting of the Board of Directors called for such purpose, and the Executive shall have the right to receive prior notice of such meeting and an opportunity to address the Board of Directors on the issue. The Executive shall be entitled to receive upon termination for Cause (A) any earned and unpaid Base Salary and Bonus accrued through the date of termination; and (B) subject to the terms hereof, any benefits which may be due to the Executive on such date under the provisions of any employee benefit plan, program or policy.

         6. COVENANT NOT TO COMPETE AND CONFIDENTIALITY.

                  (a) COVENANT NOT TO COMPETE. The Executive acknowledges and recognizes the highly competitive nature of the Company's business and that the goodwill and patronage of the Company's Clients (as defined below) constitute a substantial asset of the Company having been acquired through considerable time, money and effort. Accordingly, in consideration of the execution of this Agreement, the Executive agrees that:

                           (i) during the Restricted Period (as defined below) and within the Restricted Area (as defined below), the Executive will not, individually or in conjunction with others, directly or indirectly, engage in any part of the Business (as defined below), whether as an officer, director, proprietor, employer, partner, independent contractor, investor (other than as a holder solely as an investment of less than 2% of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or otherwise.

                           (ii) during the Restricted Period and within the Restricted Area, the Executive will not (A) directly or indirectly recruit, solicit or otherwise influence any employee or agent of the Company to discontinue such employment or agency relationship with the Company, or (B) employ or seek to employ, or cause or permit (insofar as it is in his control to do so) any business which competes directly or indirectly with the Business of the Company (the "Competitive Business") to employ or seek to employ for any Competitive Business any person who is then (or was at any time within six (6) months prior to the date Executive or the Competitive Business employs or seeks to employ such person) employed by the Company.

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                           (iii) during the Restricted Period and within the
         Restricted Area, the Executive will not, directly or indirectly, compete with the Company by soliciting, inducing or influencing any of the Company's Clients which have a business relationship with the Company at the time during the Restricted Period to discontinue or reduce the extent of such relationship with the Company.

                           (iv) during the Restricted Period, the Executive will not interfere with, or disrupt or attempt to disrupt any present or prospective relationship, contractual or otherwise, between the Company and any customer, employee or agent of the Company, or anyone who was such within the one year period before the time of termination of the Executive's employment.

                  (b) CONFIDENTIALITY. In accordance with the Florida Statutes, among others Chapter 542 and Chapter 688, the Executive acknowledges that the Company has "trade secrets" (as that term is defined in the Florida Statutes) and a legitimate business interest in protecting them. Further, the Executive acknowledges that the Company's trade secrets, including but not limited to, private or secret processes, methods and ideas (as they exist from time to time), customer lists and information concerning the Company's products, services, training methods, development, technical information, marketing activities and procedures, credit and financial data concerning the Company and/or the Company's Clients (the "Proprietary Information"), are valuable, special and unique assets of the Company, access to and knowledge of which are essential to the Performance of the Executive hereunder. In light of the highly competitive nature of the industry in which the Company's business is conducted, the Executive agrees that all Proprietary Information, currently possessed by, or in the future obtained by the Executive as a result of the Executive's association with the Company shall be considered confidential.

                  In recognition of the foregoing, the Executive agrees that he will not use or disclose any of such Proprietary Information for the Executive's own purposes or for the benefit of any person or other entity or organization (except the Company) under any circumstances unless such Proprietary Information has been publicly disclosed generally or, upon at least 10 days' prior notice to the Company (or on such shorter notice as is available to the Executive if the subpoena is returnable within less than ten (10) days), the Executive is legally required to disclose such Proprietary Information. Documents (as defined below) relating to the Business, the Company or the General Partner prepared by the Executive or that come into the Executive's possession during the Executive's association with the Company are and remain the property of the Company, and when this agreement terminates, such Documents shall be returned to the Company at the Company's principal place of business, as provided in Section 10, below, and the Executive represents that he will not copy, or cause to be copied, printed, summarized or compiled any software, Documents or other materials or other Proprietary Information owned by the Company. The Executive further represents that he will not retain in his possession any such software, Documents, or other materials in machine or human readable forms.

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                  (c) PATENTS. Any patents, trademarks, inventions, discoveries, applications or processes, software and computer programs devised, planned, applied, created, discovered or invented by the Executive in the course of his employment with the Company, or which pertain to any aspect of the Business of the Company, shall be the sole and absolute property of the Company, and the Executive shall make a prompt report thereof to the Company and promptly execute and deliver, for no additional consideration, any and all documents reasonably requested by the Company to assure the Company the full and complete ownership thereof.

                  (d) DOCUMENTS. "Documents" shall mean all original written, recorded, or graphic matters whatsoever, and any and all copies thereof, including, but not limited to: papers, books, records, tangible things, correspondence, communications, telex messages, memoranda, work papers, reports, affidavits, statements, summaries, analyses, evaluations, client records and information, agreements, agendas, advertisements, instructions, charges, manuals, brochures, publications, directories, industry lists, schedules, price lists, client lists, statistical records, training manuals, computer printouts, books of account, records and invoices reflecting business operations, all things similar to any of the foregoing, however denominated. In all cases where originals are not available, the term "Documents" shall also mean identical copies of original documents or non-identical copies thereof.

                  (e) COMPANY'S CLIENTS. The "Company's Clients" shall mean any persons, partnerships, corporations, professional associations or other organization for which the Company has performed services which are part of the Business, as defined below.

                  (f) RESTRICTED PERIOD. The "Restricted Period" shall mean (A) the Term (and renewals of the Term) of this Agreement and (B) a period of two years following the termination (or nonrenewal) of the Term (or of any renewal of the Term). Notwithstanding the foregoing, the Restricted Period shall terminate upon the Company's election to terminate the Term or to fail to offer to renew the Term upon its scheduled expiration, in each case without "Cause".

                  (g) RESTRICTED AREA. The "Restricted Area" shall mean the United States of America, and its possessions and territories.

                  (h) BUSINESS. "Business" shall mean the business of providing attorney referrals and related services to provide affordable access to the US legal system to persons and organizations, all as currently provided by the Company, and any additional business or lines of business which the Company or any of its subsidiaries may engage in during the term of this Agreement and any activities with respect to such Business.

                  (i) COVENANTS AS ESSENTIAL ELEMENTS OF THIS AGREEMENT. It is understood by and between the parties hereto that the foregoing covenants contained in Section 6(a), (b) and (c) are: (i) reasonable in scope and duration in light of the nature of the Business and the area in which the Company or its Subsidiaries engage in the Business; and (ii) are essential elements of

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this Agreement, and that, but for the agreement by the Executive to comply with such covenants, the Company would not have agreed to enter into this Agreement. Such covenants by the Executive shall be construed to be agreements independent of any other provisions of this Agreement. Except as otherwise expressly provided herein, the existence of any other claim or cause of action, whether predicated on any other provision in this Agreement, or otherwise, as a result of the relationship between the parties shall not constitute a defense to the enforcement of such covenants against the Executive.

                  (j) SURVIVAL AFTER TERMINATION OF AGREEMENT. Notwithstanding anything to the contrary contained in this Agreement, the covenants in Sections 6(a), (b) and (c) shall, to the extent provided for herein, survive the termination of this Agreement and the Executive's employment with the Company.

                  (k) REMEDIES

                           (i) The Executive acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of any of the provisions of Section 6(a), (b) or (c) herein would be inadequate and such breach shall cause irreparable harm to the Company. In recognition of this fact, in the event of a breach by the Executive of any of the provisions of Section 6(a) or (c) the Executive agrees that, in addition to any remedy at law available to the Company, including, but not limited to monetary damages, all rights of the Executive to payment of severance payments, as provided for herein, may be suspended and paid into escrow subject to forfeiture and payment to the Company if the Executive is determined by arbitration or judicial ruling to have violated any such provision; and if the Executive breaches any provision of Sections 6(a), (b) or (c), then the Company, without posting any bond, shall be entitled to obtain, and the Executive agrees not to oppose on the basis of the adequacy of a remedy at law the Company's request for, equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to the Company.

                           (ii) The Executive acknowledges that the granting of a temporary injunction, temporary restraining order or permanent injunction merely prohibiting the use of Proprietary Information would not be an adequate remedy upon breach or threatened breach of Section 6(a), (b) or (c) and consequently agrees, upon proof of any such breach, to the granting or injunctive relief prohibiting any form of competition with the Company that is prohibited by this Agreement. Nothing herein contained shall be construed as prohibiting the Company from pursuing all other remedies available to it for such breach or threatened breach, and no injunction shall prevent or impair enforcement of remedies for damages.

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                  (l) SEVERABILITY. If a court of competent jurisdiction
determines that any of the covenants, or provisions thereof, contained in this
Section 6 are unreasonable as to their duration or geographic scope, or are otherwise unenforceable, the parties hereto desire such court to reform such provisions so that they cover the maximum period of time and geographic scope as to which they can be enforced, and to enforce such covenant, or portion thereof, to the fullest extent permissible by the laws of the State of Florida.

         7. WITHHOLDING. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or the Executive's estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

         8. NOTICES. All notices, requests, demands or other communications by the terms hereof required or permitted to be given by one party to another shall be given in writing by personal delivery, by telecopier or by regular mail, postage prepaid, addressed to such other party or delivered to such other party as follows:

If to the Company:                        1500 N.W. 62nd Street, #404
                                          Fort Lauderdale, Florida 33309

If to the Executive:                      10213 Vestal Court
                                          Coral Springs, Florida 33071

or at such other address or telecopy number as may be given by any of them to the others in writing from time to time and such notices, requests, demands or other communication shall be deemed to have been received when hand delivered, on the Business Day after the date telecopied (with receipt confirmed) or, if mailed, the fourth Business Day following the day of the mailing thereof, provided that if any such notice, request, demand or other communication shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such notice, request, demand or other communication shall be deemed to have been received on the fourth Business Day following the resumption of normal mail service.

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         9. ENTIRE AGREEMENT. This Agreement, sets forth the entire agreement and understanding between the parties, and merge and supersede all prior discussions, agreements and understandings of every kind and nature among them as to the subject matter hereof.

         10. AMENDMENTS TO AGREEMENT. This Agreement shall not be amended except by a writing signed by each party to the Agreement, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by each party to the Agreement.

         11. US DOLLARS. All dollar amounts in this Agreement are stated in United States Dollars.

         12. GOVERNING LAW. THIS AGREEMENT AND ITS VALIDITY, CONSTRUCTION AND PERFORMANCE SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF FLORIDA, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by the Executive without the prior written consent of the Company. This Agreement may be assigned by the Company in connection with the sale, transfer or other disposition of all or substantially all of the Company's assets or business, and the provisions hereof, including the non-compete and confidentiality provisions of this Agreement, shall inure to the benefit of such successor or assign of the Company.

         14. PRONOUNS. Whenever the context requires, the use in this Agreement of a pronoun of any gender shall be deemed to refer also to any other gender, and the use of the singular shall be deemed to refer also to the plural.

         15. HEADINGS. The headings of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

         16. ATTORNEYS' FEES. If any action or proceeding is brought in any court by any party to enforce any provisions of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all of its reasonable costs and expenses incurred in connection with such action, including attorneys' fees.

         17. CALCULATION OF TIME PERIODS. When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the immediately following Business Day.

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         18. REFERENCES TO LAW. All references in this Agreement to any law, by-law, rule, regulation, order or act of any government, governmental body or other regulatory body or authority shall be construed as a reference thereto as amended or re-enacted from time to time or as a reference to any successor thereto.

         19. EXECUTION IN COUNTERPARTS. This Agreement may be executed in several counterparts, by original or facsimile signature, each of which so executed shall be deemed to be an original and such counterparts together shall be deemed to be one and the same instrument, which shall be deemed to be executed as of the date first above written.

         20. FURTHER ASSURANCES. The parties hereto shall sign such further documents and do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part thereof.

         21. SURVIVAL. Any termination of this Agreement shall not affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

         22. SEVERABILITY. The invalidity or unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word or of any provision of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

         23. CONSTRUCTION. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

THE EXECUTIVE AND THE COMPANY EACH ACKNOWLEDGES THAT HE OR IT HAS READ ALL OF THE TERMS OF THIS AGREEMENT, UNDERSTANDS THE AGREEMENT, AND AGREES TO ABIDE BY ITS TERMS AND CONDITIONS.

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

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in first paragraph of this Agreement.

                                              THE COMPANY:
                                              AND JUSTICE FOR ALL, INC.
                                              a Florida corporation

                                              By:   /s/ M. J. COHEN
                                                    ----------------------------
                                              Its:  TREASURER AND CFO


                                              THE EXECUTIVE:

                                              /s/ BRETT MERL
                                              ----------------------------------

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